Exhibit 99.B.(i)(2)

250 WEST 55TH STREET NEW YORK, NY 10019-9601 TELEPHONE: 212.468.8000 FACSIMILE: 212.468.7900 WWW.MOFO.COM

MORRISON FOERSTER LLP

BEIJING, BERLIN, BRUSSELS, DENVER,

HONG KONG, LONDON, LOS ANGELES,

NEW YORK, NORTHERN VIRGINIA,

PALO ALTO, SACRAMENTO, SAN DIEGO,

SAN FRANCISCO, SHANGHAI, SINGAPORE,

TOKYO, WASHINGTON, D.C.

August 28, 2015

Compass EMP Funds Trust
17605 Wright Street
Omaha, Nebraska 68130

Re:	Compass EMP Funds Trust
Post-Effective Amendment No. 36
File No. 333-181176; ICA No. 811-22696

Ladies and Gentleman:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 36 to Registration Statement No. 333-181176.

Sincerely,

/s/Morrison & Foerster LLP

Morrison & Foerster LLP